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NEWS RELEASE
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Release Time               IMMEDIATE
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Date                       3 June 2005
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Number                     25/05
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                 BHP BILLITON ANNOUNCES HOLDING OF 76.25% IN WMC

BHP Billiton announces that, as at 7:30pm (Melbourne time) today, it had achieved acceptances under its offer for WMC Resources (WMC) (including instructions under the Acceptance Facility) for 72.99% of WMC's issued shares.

BHP Billiton has also acquired a further 3.26% of WMC's issued shares as a result of on-market purchases today.

Accordingly, BHP Billiton has an aggregate interest of 76.25% in WMC's issued shares (including instructions under the Acceptance Facility). This does not include BHP Billiton's 4.31% economic exposure to WMC shares under its cash settled swap contracts with Deutsche Bank AG.

BHP Billiton's offer is now scheduled to close at 7:30pm (Melbourne time) on Friday, 17 June 2005.

FURTHER INFORMATION

If shareholders have any questions in relation to the offer or accepting it, they should contact the offer information line on 1300 365 849 (from within Australia) or +61 3 9415 4254 (if calling from outside Australia) or, if calling from the United States of America, MacKenzie Partners at (212) 929 5500 (call collect) or (800) 322 2885 (toll free) or by email at proxy@mackenziepartners.com, or consult their financial or other professional adviser.

                                      ****

Further information on BHP Billiton can be found on our Internet site: http://www.bhpbilliton.com

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

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AUSTRALIA                                           UNITED KINGDOM
Jane Belcher, Investor Relations                    Mark Lidiard, Investor & Media Relations
Tel: +61 3 9609 3952 Mobile: +61 417 031 653        Tel: +44 20 7802 4156 Mobile: +44 7769 934 942
email: JANE.H.BELCHER@BHPBILLITON.COM               email: MARK.LIDIARD@BHPBILLITON.COM
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Tania Price, Media Relations                        Ariane Gentil, Media Relations
Tel: +61 3 9609 3815 Mobile: +61 419 152 780        Tel: +44 20 7802 4177 Mobile: +44 78 81 51 8715
email: TANIA.PRICE@BHPBILLITON.COM                  email: ARIANE.GENTIL@BHPBILLITON.COM

UNITED STATES                                       SOUTH AFRICA
Mark Lidiard, Investor & Media Relations            Michael Campbell, Investor & Media Relations
Tel: USA +1 713 599 6100 or UK +44 20 7802 4031     Tel: +27 11 376 3360 Mobile: +27 82 458 2587
email: MARK.LIDIARD@BHPBILLITON.COM                 email: MICHAEL.J.CAMPBELL@BHPBILLITON.COM
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FURTHER INFORMATION FOR U.S. HOLDERS

BHP Billiton has filed the Bidder's Statement, as supplemented from time to time, with the U.S. Securities and Exchange Commission (SEC) under cover of Form CB. Investors and holders of WMC Resources securities are strongly advised to read the Bidder's Statement and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of WMC Resources securities may obtain free copies of the informational document (when available) as well as other relevant documents filed with the SEC, at the SEC's website at www.sec.gov. WMC Resources has issued a target's statement in connection with the offer which investors and holders of WMC Resources securities are strongly advised to read.

This communication is for information purposes only. It shall not constitute an offer to purchase, sell or exchange or the solicitation of any offer to purchase, sell or exchange any securities of WMC Resources. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.